Exhibit 5.1

November 2, 2018

Board of Directors

First Keystone Corporation

111 W. Front Street

Berwick, PA 18603

RE:	First Keystone Corporation Registration Statement on Form S-3
Our File No.: 42-069

Ladies and Gentlemen:

We have acted as Special Corporate Counsel to First Keystone Corporation, a Pennsylvania business corporation (the “Corporation”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) for the registration of 10,613 shares (the “Shares”) of common stock, par value $2.00 per share, with the U.S. Securities & Exchange Commission in connection with the Corporation’s rescission offer of such Shares. The Shares were previously sold pursuant to the Corporation’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”).

In connection with the Registration Statement, we have examined the following documents:

•	The Corporation’s Amended and Restated Articles of Incorporation;
•	The Corporation’s Amended and Restated Bylaws;
•	Resolutions adopted by the Corporation’s Board of Directors relating to the Registration Statement as certified by the Secretary of the Corporation;
•	The Plan; and
•	The Registration Statement.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies thereof. As to any facts material to our opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Corporation.

On the basis of the foregoing and in reliance thereon, it is our opinion that the Corporation’s Shares covered by the Registration Statement have been duly authorized and are validly issued, fully paid and non-assessable.

Board of Directors

First Keystone Corporation

November 2, 2018

We consent to the use of this opinion as an exhibit to the Corporation’s Registration Statement on Form S-3 and to the reference to our firm appearing in the prospectus filed as part of the Registration Statement, filed by the Corporation with the U.S. Securities & Exchange Commission, as well as to any amendments or supplements thereto. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Sections 7 or 11 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Bybel Rutledge LLP

BYBEL RUTLEDGE LLP